Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: Benjamin Stephen Director, Investor Relations 703-904-5539 bstephen@quadramed.com David L. Piazza Vice President, Finance 703-742-5312 dpiazza@quadramed.com

QUADRAMED ANNOUNCES 3rd QUARTER 2004 RESULTS

Reston, VA — November 3, 2004

QuadraMed® Corporation (AMEX: QD) announced today its third quarter 2004 financial results. Revenues were $32 million for the third quarter, representing an increase of 8% over the same period in 2003. Net loss for the quarter was approximately $(16.3) million, which includes an $11.7 million loss on retirement of debt; not including the effects of this loss on retirement of debt, the net loss for the quarter would be approximately $(4.6) million compared to a net loss of $(5.2) million for the third quarter of 2003.

Management will review these results in an investment community conference call at 8:00 AM Eastern (5:00 AM Pacific) on Wednesday, November 3rd. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the QuadraMed Third Quarter 2004 conference call is (800) 311-0799 for domestic participants and (719) 457-2695 for international. Callers should dial in by 7:45 AM Eastern (4:45 AM Pacific) to register. The call will also be web cast live and available to the public via the Investor Relations section of QuadraMed’s Webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 7:45 AM Eastern (4:45 AM Pacific) to register and to download and install any necessary audio software. The webcast replays will be available shortly after the live call’s completion and the conference call replay will be available until 12:00 AM Eastern on November 9th by dialing (719) 457-0820 or (888) 203-1112. The replay pass code is 975585.

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets as of September 30, 2004 (unaudited) and December 31, 2003

	Exhibit 2	Condensed Consolidated Statements of Operations (unaudited) for the Three and Nine months ended September 30, 2004 and 2003

	Exhibit 3	Condensed Consolidated Statements of Cash Flows (unaudited) for the Nine months ended September 30, 2004 and 2003

About QuadraMed Corporation

QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical and patient information management to revenue cycle and health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of more than 900 professionals whose experience and dedication to service has earned QuadraMed the trust and loyalty of customers at more than 2,000 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements by QuadraMed within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”).

Note to editors: QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective owners.

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Exhibit 1

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except percentages and per share amounts)

	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$26,032	$36,944
Accounts receivable, net	25,040	30,872
Unbilled and other receivables	6,590	6,218
Prepaid expenses and other current assets	10,588	11,268

Total current assets	68,250	85,302
Restricted cash	3,963	5,523
Property and equipment, net	7,227	5,643
Goodwill	32,436	18,445
Capitalized software development costs, net	1,747	3,219
Other intangible assets, net	9,112	6,992
Other long-term assets	7,019	8,031

Total assets	$129,754	$133,155

Current liabilities
Accounts payable and accrued expenses	$4,089	$2,914
Accrued payroll and related	8,418	11,100
Accrued interest	—	1,912
Accrued dividends payable	15,772	—
Other accrued liabilities	7,770	7,866
Deferred revenue	45,472	48,502

Total current liabilities	81,521	72,294
10% Senior Secured Notes due 2008, net	—	61,233
5.25% Convertible Subordinated Notes due 2005	—	11,931
Other long-term liabilities	4,833	4,580

Total liabilities	86,354	150,038

Stockholders’ equity (deficit)
Preferred stock, $0.01 par, 5,000 shares authorized, 4,000 and 0 shares issued and outstanding, respectively	81,931	—
Common stock, $0.01 par, 150,000 shares authorized; 40,007 and 28,871 shares issued, respectively	400	290
Treasury stock at cost, 0 and 200 shares, respectively	—	(822)
Additional paid-in-capital	301,198	292,716
Deferred compensation and accumulated other comprehensive loss	(2,088)	(2,884)
Accumulated deficit	(338,041)	(306,183)

Total stockholders’ equity (deficit)	43,400	(16,883)

Total liabilities and stockholders’ equity (deficit)	$129,754	$133,155

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Exhibit 2

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenue
Services	$4,219	$4,603	$13,494	$14,065
Maintenance	11,342	9,170	31,572	26,935
Installation and other	4,772	4,657	14,414	13,213

Services and other revenue	20,333	18,430	59,480	54,213
Licenses	9,562	10,362	33,236	30,079
Hardware	2,175	910	7,723	4,081

Total revenues	32,070	29,703	100,439	88,373

Cost of revenue
Cost of services and other revenue	9,548	9,802	28,704	31,189
Cost of licenses revenue	2,553	1,754	9,109	5,363
Cost of hardware revenue	1,829	492	5,435	2,930

Total cost of revenue	13,930	12,048	43,248	39,482

Gross margin	18,140	17,654	57,191	48,891

Operating expenses
General and administration	8,125	7,200	25,653	28,011
Software development	7,137	6,027	21,082	17,371
Sales and marketing	5,970	5,715	17,825	15,617
Amortization of intangible assets and depreciation	1,304	1,475	3,713	4,503

Total operating expenses	22,536	20,417	68,273	65,502

Loss from operations	(4,396)	(2,763)	(11,082)	(16,611)

Other income (expense)
Interest expense	(292)	(2,662)	(5,195)	(6,766)
Interest income	107	152	351	438
Other income (expense), net	17	42	134	756
Loss on retirement of debt	(11,726)	—	(14,871)	—
Provision (benefit) for income taxes	1	10	(161)	10

Other income (expense)	(11,895)	(2,458)	(19,420)	(5,562)

Net loss	$(16,291)	$(5,241)	$(30,502)	$(22,193)

Preferred stock accretion	(1,348)	—	(1,348)	—

Net loss attributable to common shareholders	(17,639)	$(5,241)	(31,850)	$(22,193)

Loss per share
Basic and diluted	$(0.44)	$(0.19)	$(0.92)	$(0.82)

Weighted average shares outstanding
Basic and diluted	39,779	27,171	34,621	27,094

Exhibit 2 to Press Release dated November 2, 2004

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Exhibit 3

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine months ended September 30,
	2004	2003
Cash flows from operating activities
Net loss attributable to common shareholders	$(31,850)	$(22,193)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,044	8,701
Provision for bad debts and other	3,015	638
Loss on retirement of debt	14,871	—
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	4,728	(1,624)
Prepaid expenses and other	957	(4,041)
Accounts payable and accrued liabilities	(3,687)	7,559
Deferred revenue	(5,796)	9,649

Cash used in operating activities	(9,718)	(1,311)
Cash flows from investing activities
Proceeds from sale of assets and available-for-sale securities	114	4,226
Decrease in restricted cash	1,560	314
Acquisition of Détente	(4,074)	—
Acquisition of Tempus	(5,148)	—
Capital expenditures	(3,469)	(2,491)

Cash provided by (used in) investing activities	(11,017)	2,049
Cash flows from financing activities
Proceeds from issuance of common and treasury stock	1,763	238
Proceeds from issuance of preferred stock, net of issuance cost	96,120	—
Issuances (repayments) of Notes, net	(88,090)	8,561
Foreign currency translation effect on cash and cash equivalents	30	—

Cash provided by financing activities	9,823	8,799
Net increase (decrease) in cash and cash equivalents	(10,912)	9,537
Cash and cash equivalents, beginning of period	36,944	23,663

Cash and cash equivalents, end of period	$26,032	$33,200

Supplemental disclosure of cash flow information
Cash paid for interest	$4,249	$1,854
Net cash refunded for taxes	(161)	(1)

Issuance of common stock upon acquisition of Tempus	$7,650	$—

Exhibit 3 to Press Release dated November 2, 2004

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